                                                                     EXHIBIT 4.2



                            THE PATHWAYS GROUP, INC.



                          INSTRUCTIONS FOR SUBSCRIBING


             Two copies of a Subscription Agreement to subscribe to purchase shares of Series A Preferred Stock of The Pathways Group, Inc. (the "Company") and to purchase shares of Common Stock (collectively, the "Securities"), par value $.01, issuable upon exercise of warrants of the Company are at tached. Please follow these instructions:

             1. Please read the entire Subscription Agreement before you sign it.

             2. Please complete and sign the Signature Page on both copies of the Subscription Agree ment. The signature on both copies must be notarized. Be sure to indicate in the space provided on the Signature Page the dollar amount of the Interest for which you wish to subscribe.

             3. Please complete and sign the Confidential Offeree Questionnaire. Please answer all questions.

             4. Attach a certified or bank check, payable to the order of "The Pathways Group, Inc." in the amount of the full subscription price for the Securities subscribed. Alternatively, you may make arrangements to wire funds to the Company by contacting Mark T. Schuur.

             5. Forward BOTH copies of the Subscription Agreement, the Confidential Offeree Questionnaire and your check (if paying by check) to: Mark
T. Schuur, The Pathways Group, Inc., 14201 NE 200th Street, Woodinville, Washington 98072. One fully-executed copy of the Subscription Agreement will be returned to you.

             If you have any questions, please contact Mr. Schuur at (425) 483-3411.




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                            THE PATHWAYS GROUP, INC.



                             SUBSCRIPTION AGREEMENT



To:      _______________________
         Name of Purchaser

             This will confirm your agreement to purchase units (the "Units"), each unit consisting of one share of Series A Preferred Stock (the "Preferred Shares") of The Pathways Group, Inc. (the "Company") and four Common Stock Purchase Warrants (the "Warrants") to purchase shares (the "Warrant Shares") of Common Stock, par value $.01, of the Company issuable upon exercise of the Warrants (the Preferred Shares and the Warrants to be collectively known as the "Units").

             1.  SUBSCRIPTION AND SALE.

             1.1 SUBSCRIPTION. Subject to the terms and conditions of this Agreement, you irrevoc ably subscribe for, and agree to purchase, the Units for the subscription price indicated on the Signa ture Page of this Agreement. You are tendering to the Company with this Agreement (i) two completed and signed copies of this Agreement, (ii) a completed and signed Confidential Offeree Questionnaire and (iii) a certified or bank check in the amount of the subscription price (or you are concurrently wire transferring such amount to the Company).

             1.2 ACCEPTANCE OR REJECTION OF SUBSCRIPTION. All funds tendered by you will be held in a segregated interest-bearing account pending acceptance or rejection of this Agreement and the closing of your purchase of the Units. This Agreement will either be accepted, in whole or in part, subject to the prior sale of Units, or rejected, by the Company as promptly as is practicable. If this Agreement is accepted only in part, you agree to purchase such smaller number of Units as the Company determines to sell to you. If this Agreement is rejected for any reason, including, without limitation, the termination of the offering of the Units by the Company, this Agreement and all funds tendered with it promptly will be returned to you, with interest and without deduction of any kind, and this Agreement will be void and of no further force or effect. Deposit and collection of the check tendered, or receipt of funds wired, with this Agreement will not constitute acceptance of this Agreement.

             1.3 CLOSING. Subscriptions will be accepted at one or more Closings, as described in the Offering Memorandum relating to this offering (the "Memorandum"). On Closing, the subscription evidenced hereby, if not previously rejected, will be accepted, in whole or in part, and the Company will execute a copy of this Agreement and return it to you. If your subscription is accepted only in part, this Agreement will be marked to indicate such fact and the Company will return to you the portion of the funds tendered by you representing the unaccepted portion of your subscription, with interest and without deduction of any kind. The Units subscribed for will not be deemed to be issued to, or owned by, you until this Agreement has been accepted by the Company.

             1.4 PAYMENT OF INTEREST. On Closing, all interest earned on your subscription funds will be paid to you. Interest will be calculated from the day such funds are received by the Company to the date of Closing, termination of the offering or rejection of a subscription, as the case may be.


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             2.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. You represent and warrant to the Company as follows:

             2.1 NON-REGISTRATION. You acknowledge that the Units to be acquired by you are not and will not be registered under the Securities Act of 1933 (the "Act") or any state securities law in reliance on exemptions from such registration, and that such reliance is based in part on your repre sentations and warranties set forth in this Section 2 and on the information set forth in the Confidential Offeree Questionnaire tendered by you to the Company with this Agreement.

             2.2 INFORMATION. You have received, carefully read and understood the Memorandum. You have been provided with the opportunity to ask questions of, and to receive answers from, representatives of the Company concerning the Company and the Securities and you have been provided with access to all information pertaining to the Company to which you have requested access.

             2.3 INVESTMENT INTENT; LIMITATIONS ON RESALE. You are acquiring the Preferred Shares solely for your own account, for investment and not with a view to, or for resale in connection with, any distribution. You understand that the Preferred Shares being acquired by you will be an illiquid investment, as it is unlikely that a market will develop in the Preferred Shares and because the Preferred Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Act or an exemption from such registration, and that in the absence of such registration or exemption, or redemption of the Preferred Shares by the Company, the Preferred Shares must be held indefinitely.

             2.4 SPECULATIVE NATURE OF INVESTMENT. You understand that your investment in the Company is speculative and is subject to certain risks and may remain so for an indefinite period and that no federal or state agency has reviewed or made any recommendation or endorsement with respect to the Securities.

             2.5 NO SOLICITATION. At no time in connection with the offer or sale of the Preferred Shares were you solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

             2.6 INVESTMENT COMPANY ACT NON-REGISTRATION. You understand that the Company is not and will not be registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), by reason of Section 3(c)(1) thereof which excludes from the definition of an investment company any issuer which has not made and does not presently propose to make a public offering of its securities and whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons. In this regard, you were not formed for the pur pose of investing in the Company nor did your stockholders, partners, grantors or participants contri bute additional capital to you for the purpose of such investment. Further, if you are purchasing Capital Stock which will constitute more than 10% of all Capital Stock of the Company at Closing, you are not an investment company, as defined under the 1940 Act, or an entity which would be an investment company for purposes of the 1940 Act if not for the exemption set forth in Section 3(c)(1) or Section 3(c)(7) thereunder.

             2.7 STATUS. If you are a corporation, partnership, trust or other entity, you are an "accredited investor", as that term is defined in Rule 501(a) of Regulation D under the Act (see the Confidential Offeree Questionnaire for a list of the types of accredited investors). If you are a natural person, you are at least 21 years of age and you either are an "accredited investor" or meet the experience standards set forth in Section 2.8 below.

             2.8 EXPERIENCE; FINANCIAL ABILITY. You, or if you are a corporation, partnership, trust or other entity, you by and through your officers, directors, trustees, employees or other advisors, (i) are

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experienced in evaluating companies such as the Company, (ii) have determined that the Securities are a suitable investment for you and (iii) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of your investment in the Company. You have the financial ability to bear the economic risks of your entire investment for an indefinite period and no need for liquidity with respect to your investment in the Company, and, if you are a natural person, you have adequate means for providing for your current needs and personal contingencies.

             2.9 FURTHER INFORMATION. The information which you are furnishing hereunder and in the Confidential Offeree Questionnaire and any information which you subsequently furnish to the Company with respect to your financial position and business experience, is correct and complete as of the date of this Agreement or as of the date it is furnished, whichever is later. If there is any material change in such information prior to the date that this Agreement is accepted, you will immediately furnish such revised or corrected information to the Company.

             2.10 DUE AUTHORITY, ETC. If you are a corporation, partnership, trust or other entity: (a) you are duly organized, validly existing and in good standing under the laws of the jurisdiction of your formation and have all requisite power and authority to own your properties and assets and to carry on your business, (b) you have the requisite power and authority to execute this Agreement and to carry out the transactions contemplated hereby, (c) your execution and performance of this Agreement does not and will not result in any violation of, or conflict with, any term of your charter, by-laws, partnership agreement or indenture of trust, as the case may be, or any instrument to which you are a party or by which you are bound or any law or regulation applicable to you, (d) your execution and performance of this Agreement has been duly authorized by all necessary corporate or other action, (e) you were not specifically formed to invest in the Company and (f) the individual who has executed this Agreement on your behalf was duly authorized to do so by all requisite corporate or other action and, on request of the Company, you will furnish appropriate evidence of the authority of such individual to act on your behalf.

             2.11 VALID OBLIGATION. This Agreement has been duly executed and delivered by or on behalf of you and, if and when accepted by the Company, in whole or in part, will constitute your legal, valid and binding obligations, enforceable in accordance with their respective terms (except as may be limited by principles of equity or bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

             2.12 RELIANCE ON OWN ADVISORS. You confirm that, in making your decision to invest in the Company, you have relied, as to legal and tax-related matters concerning the investment, on independent investigations made by you and any advisor or representative that you may have consulted, including your own legal, tax and other advisors, and that you and your advisors or representatives have investigated your investment in the Company to the extent you and they have deemed advisable.

             2.13 FURTHER ERISA MATTERS. If you are an employee benefit plan within the meaning of ERISA, you and your plan fiduciaries are not affiliated with, and are independent of, the Company and are informed of and understand the Company's investment objectives, policies and strategies. Your plan fiduciaries believe that the decision to invest your plan assets in the Company is consistent with the provisions of ERISA that require prudence in investment and diversification of plan assets and impose other fiduciary responsibilities. Further, your plan fiduciaries have considered the following factors with respect to your investment in the Company and have determined that, in view of such considerations, an investment in the Company is consistent with their fiduciary responsibilities under ERISA:

             (a) the role such investment will play in the portion of your portfolio that such plan fiduciaries manage;

             (b) whether the investment is reasonably designed as part of the portion of the portfolio managed by such plan fiduciaries to further your purposes, taking into account both the risk of loss and opportunity for gain that could result;

             (c) the composition of the portion of the portfolio managed by such plan fiduciaries with regard to diversification;

             (d) the liquidity and current rate of return of the portion of the portfolio managed by such plan fiduciaries relative to your anticipated cash flow requirements; and

             (e) the projected return of the portion of the portfolio managed by such plan fiduciaries relative to your funding objectives.

             This agreement has been executed on your behalf by a duly designated Named Fiduciary (within the meaning of Section 402(a)(2) of ERISA).

             2.14 ADDRESS. The address set forth on the Signature Page of this Agreement is your true and correct address and you have no present intention of becoming a resident or domiciliary of any jurisdiction other than the one indicated by your address.

             2.15 FEES AND COMMISSIONS. No fees or commissions have been paid or are payable by you in connection with this Agreement and the issuance of the Preferred Shares to you.

             3   COVENANTS OF THE ISSUER.

             3.1 LIMITATION ON INDEBTEDNESS. Without the consent of a majority of the holders of the Preferred Shares outstanding at that time, the Company shall not, and shall not suffer or permit any subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than any Indebtedness outstanding at the date of the issuance of the Preferred Shares. For the purposes of this section, "Indebtedness" shall mean (a) all indebtedness of the Company for borrowed money; (b) all obligations relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of the Company; (c) the present value of all obligations issued, undertaken or assumed to pay the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (d) all contingent liabilities of the Company in respect of any of the foregoing; (e) all capital stock and warrants or other options therefor which have mandatory put or redemption provisions which may be exercised prior to the maturity date of the Preferred Shares.

             4   REGISTRATION RIGHTS.

             4.1 REGISTRATION OF COMMON SHARES. As soon as practicable, but in any event no later than 75 days after August 28, 1999, the Company will file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to all of the Warrant Shares, and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after filing. In connection therewith, each holder of Warrants (each, a "Holder") will provide in a timely manner all such information and materials pertaining to it as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain the acceleration of the effective date of the Registration Statement. In connection with such registration, the Company shall:

                  (a) keep the Registration Statement effective until the earliest of (i) when each Holder has sold its Warrant Shares, (ii) one year following the effective date of the Registration Statement, or (iii) the date the Warrant Shares may be sold under Rule 144 under the Securities Act of 1933;

                  (b) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the prospectus as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares;

                  (c) as expeditiously as possible use its best efforts to register or qualify the Warrant Shares under the securities or Blue Sky laws of such states as Subscriber shall reasonably request, PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (d) pay all costs and expenses incident to registration hereunder, except as set forth in Section 2.3.

             4.2 HOLDER'S FEES. Each Holder shall pay an and all underwriters' discounts, brokerage fees and transfer taxes incident to the sale of the Warrant Shares sold by such Holder pursuant to this Section and the fees and expenses of its counsel.

             4.3  INDEMNIFICATION.

                  (a) In connection with any registration effected pursuant hereto, the Company will indemnify each Holder, each of such Holder's officers and directors, and each person controlling such Holder within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, and will reimburse each Holder such, such Holder's officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

                  (b) In connection with any registration effected pursuant hereto, each Holder will indemnify the Company, each of the Company's directors and officers and each person controlling the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with such registration, and will reimburse the Company, such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

             4.4 FURTHER ACTIONS. In connection with any registration effected pursuant hereto, each Holder shall execute, deliver, furnish or file with the Company, the underwriter(s), or the appropriate

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regulatory body, any information, representations, undertakings and agreements necessary to carry out the registration covenant or to otherwise effect the registration of the Warrant Shares.

             5.  MISCELLANEOUS.

             5.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes any prior or contemporaneous understanding among them with respect to its subject matter, and will not be modified, amended or terminated except by another agreement in writing executed by you and the Company. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time per formance of any of the obligations hereof will not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to en force each and every provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

             5.2 BINDING EFFECT. This Agreement will be binding on and will inure to the benefit of the parties and their respective successors and permissible assigns.

             5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements contained herein will survive the execution, delivery and performance of this Agreement.

             5.4 GOVERNING LAW; CONSTRUCTION. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflict of laws principles. References to Sections herein are to the sections of this Agreement. Headings used in this Agreement are for convenience only and will not be used in the construction of this Agreement.

             5.5 FOR FLORIDA RESIDENTS. A FLORIDA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES HAS THE RIGHT TO WITHDRAW HIS SUBSCRIPTION AND TO RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THIS SUB SCRIPTION AGREEMENT IS EXECUTED OR PAYMENT FOR THE INTEREST IS MADE, WHICH EVER IS LATER. SUCH WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LET TER OR TELEGRAM TO THE COMPANY INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING.


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


                                 SIGNATURE PAGE

             IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date noted below.

INDIVIDUALS:                                                ENTITIES:


__________________________________             _________________________________
             Print Name                             Print Name of Subscriber


__________________________________             By ______________________________
             Signature                                 Authorized Signature


__________________________________             By ______________________________
    Signature (if Joint Tenants                     Print Name of Signatory and
       or Tenants in Common)                          Capacity in which Signed


SUBSCRIBER INFORMATION


Address (Residence for individuals;     Social Security or Tax ID No.:__________
business for others):


________________________________________________________________________________
Street                   City                 State                     Zip Code


Name of Partnership:_____________________________________________

Dollar Amount You Wish to Invest: $__________. This is the amount of your Interest and your Subscription Price.

================================================================================

                           FOR THE COMPANY'S USE ONLY

Agreed and Accepted as to $____________________________.

Dated:        , 199_.


                                   THE PATHWAYS GROUP, INC.

                                   By_________________________________________
                                     Mark T. Schuur, Senior Vice-President and
                                     Chief Financial Officer and Director

                 CORPORATE, PARTNERSHIP OR TRUST ACKNOWLEDGMENT



STATE OF                       )
                               )   ss.:
COUNTY OF                      )


                  On this ___ day of ________________, 199_, before the
undersigned, a Notary Public, personally appeared ________________________ known to me to be the person whose name is subscribed to the foregoing Agreement and known to me to be the _______ of ___________________________ and acknowledged to me that he/she executed the same as an official and duly authorized act of such entity for the purposes and consideration therein expressed.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County and on the day and year first above written.

(SEAL)                                       ___________________________________
                                             Notary Public



                            INDIVIDUAL ACKNOWLEDGMENT


STATE OF                       )
                               )   ss.:
COUNTY OF                      )

                  On this ____ day of ___________, 199_ before the undersigned, a Notary Public, personally appeared __________________________________ known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the foregoing Agreement, as his/her free and voluntary act and deed for the purposes and consideration therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County and on the day and year first above written.


(SEAL)                                       ___________________________________
                                             Notary Public